                 CREDIT AGREEMENT

             DATED as of May 1, 1997

                     between

             HIGH YIELD PARTNERS LLC,

                       and

           EMERITUS PROPERTIES V, INC.

                 CREDIT AGREEMENT

     This CREDIT AGREEMENT (hereinafter
referred to as this "Agreement") is made as of May 1, 1997, by and between HIGH YIELD
PARTNERS LLC (hereinafter referred to as the "Lender"), a Delaware limited liability company, c/o Hanseatic Corporation, Suite
2302, 450 Park Avenue, New York, New York
10022, and EMERITUS PROPERTIES V, INC.
(hereinafter referred to as the "Borrower"), a Washington corporation, 3131 Elliott
Avenue, Suite 500, Seattle, Washington 98121.

                  1. DEFINITIONS

     Certain capitalized terms are defined
below:

     ACQUISITION COSTS: The purchase price to be paid by the Borrower for the stock of the corporations which own the Facilities (such corporations to be merged into the Borrower contemporaneously with the advance of the
Loan).

     AFFILIATE: Any person or entity directly or indirectly through one or more intermediaries controlling, controlled by or under common control with the subject referenced or any successor thereto; and any person or entity owning or controlling 10% or more of the outstanding voting securities of the subject referenced; and any officer, director or member of the subject referenced.
For purposes of the Agreement, the term
"control" shall mean the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

     AGREEMENT: See preamble, which term
shall include this Agreement and the Exhibits and Schedules hereto, all as amended and in effect from time to time.

     BENEFIT PLANS: All pension,
profit-sharing, bonus, incentive, welfare or other employee benefit plans within the meaning of Section 3(3) of ERISA, and related trusts, insurance and annuity contracts, funding media and related agreements and arrangements, other than Multiemployer Plans.

     BORROWER: See preamble.

     BUDGET: See Section 7.1.3.

     BUSINESS DAY: Any day on which banks in
New York, New York, are open for business generally.

     CAPITAL EVENT: The sale, exchange,
transfer, assignment or other disposition of all or a portion of the Facilities, or any of them, the refinancing of any mortgage loan in the case of the Facilities, or any of them, condemnation of all or a portion of the Facilities, or any of them, the liquidation of any Facility following the dissolution of the Borrower, the receipt of proceeds of hazard or casualty insurance in excess of amounts expended in restoration or repair of the Facilities, or any of them, the recovery of condemnation or taking awards for the condemnation or taking of all or a portion of the Facilities, or any of them, and the recovery from other voluntary or involuntary conversions of the Facilities, or any of them.

     CODE: The Internal Revenue Code of 1986, as amended from time to time.

     COLLATERAL: All of the interests in the
Borrower that are or are intended to be
subject to the security interest created by the Security Documents, respectively.

     COMMITMENT: The obligation of the Lender to make to the Borrower the Loan evidenced by the Note in an outstanding principal amount equal to $7,000,000.00.

     CONSENT: In respect of any person or
entity, any permit, license or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

     CONTRACT RATE: A rate of interest equal
to eighteen percent (18%) per annum.

     DEFAULT: An event or act which with the
giving of notice and/or the lapse of time, would become an Event of Default.

     DEFINED BENEFIT PLAN: Any Benefit Plan
which is a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

     DRAWDOWN DATE: May 1, 1997.

     EC: Emeritus Corporation, a Washington
corporation.

     ENVIRONMENTAL LAWS: All federal, state
or local laws, statutes, ordinances, rules, regulations, orders or determinations of any Governmental Authority pertaining to health or environmental matters, including without limitation, the Resource Conservation and
Recovery Act, the Comprehensive Environmental
Response Compensation and Liability Act of
1980, the Superfund Amendments and
Reauthorization Act of 1986, the Federal
Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all other environmental, conservation or protection laws.

     ERISA: The Employee Retirement Income
Security Act of 1974, as amended from time to time, and all rules, regulations, judgments, decrees, and orders arising thereunder, and any successor statute of similar import, together with the regulations promulgated thereunder by the United States Treasury
Department, the United States Department of
Labor and/or the Pension Benefit Guaranty
Corporation and any Person succeeding to any or all of its functions and duties under ERISA.

     EVENT OF DEFAULT: Any of the events
listed in Section 10 hereof.

     FACILITIES: Those certain assisted
living facilities described on Schedule A hereto, to be acquired by the Borrower contemporaneously with the advance of the Loan hereunder and operated by EC pursuant to a Management Agreement covering all of the Facilities.

     FINANCIALS: In respect of any period,
the balance sheet of the Borrower at the end of such period, and the related statement of income and statement of cash flow for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail with all notes and supporting schedules and prepared in accordance with GAAP.

     FINANCING STATEMENTS: The financing
statements on Uniform Commercial Code Form
UCC-1 to be filed with the applicable
Governmental Authorities of each relevant jurisdiction with respect to the security interests under the Security Documents, respectively.

     GAAP: Generally accepted accounting
principles consistent with those adopted by the Financial Accounting Standards Board and its predecessor, (i) generally, as in effect from time to time, and (ii) for purposes of determining compliance by the Borrower with its financial covenants set forth herein, as in effect for the fiscal year therein reported in the most recent Financials submitted to the Lender.

     GOVERNMENTAL AUTHORITY: Any federal,
state, county or municipal, or foreign,
governmental agency, board, commission,
court, tribunal, officer, official or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government whose Consent is required as a prerequisite to (i) the continued uninterrupted operation of the business of the Borrower, or (ii) the performance of any act or obligation or the observance of any agreement or condition of the Borrower under this Agreement or the other Loan Documents.

     GUARANTY: That certain Guaranty, in the
form attached hereto as Exhibit A (together with any amendments, extensions, supplements or joinders as shall be satisfactory to the Lender), pursuant to which the Guarantor shall unconditionally guaranty the full prompt and complete payment and performance of the Obligations and shall subordinate to the Obligations all Indebtedness permitted under clause (vi) of Section 7.2.1 hereof, duly executed by the Guarantor in favor of the Lender, all as more fully and accurately described therein.

     GUARANTOR: Collectively, EC, any
successor to or assignee of any stock or other interest of the Borrower held by EC and any other entity holding any stock or other interest in Borrower, jointly and severally.

     INDEBTEDNESS: In respect of any entity,
all obligations, contingent and otherwise, that in accordance with GAAP should be classified as liabilities, including without limitation:

          (i)  all indebtedness of such
     entity with respect to money borrowed
     (including, without limitation, all
     notes payable and drafts accepted
     representing extensions of credit, all
     obligations evidenced by bonds,
     debentures, notes or other similar
     instruments and all obligations under
     which interest charges are customarily
     paid);

          (ii) all indebtedness guaranteed,
     directly or indirectly, in any manner by such entity, or in effect guaranteed directly or indirectly by such entity through an agreement, contingent or otherwise, to supply funds to or in any other manner invest in the debtor, to purchase indebtedness, or to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or otherwise;

          (iii) all indebtedness secured by
     any Lien;

          (iv) all indebtedness of such
     entity created or arising under any
     conditional sale or other title
     retention agreement with respect to
     property acquired by such person or
     entity,
     even though the rights and remedies of
     the seller or lender under such
     agreement in the event of default are
     limited to repossession of such
     property; and

          (v) all obligations under leases
     that are or should be, in accordance
     with GAAP, recorded as capital leases.

     INITIAL BUDGET: The Budget submitted
prior to the Drawdown Date with respect to the Loan, pursuant to Section 6.6 hereof.

     JUDICIAL PROCEEDINGS: With respect to a
Senior Payment Event of Default or a Senior
Non-Payment Event of Default, any proceedings by one or more holders of Senior Indebtedness of the Borrower aggregating not less than $1,000,000 before a state or federal court
(having jurisdiction with respect thereto) to collect the entire amount of such Senior
Indebtedness following an acceleration of the maturity thereof as a result of such default.

     LENDER: See preamble.

     LIENS: Any encumbrance, mortgage,
pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any entity or person.

     LOAN: The Loan made or to be made to the Borrower pursuant to Section 2 hereof in order to finance a portion of the Acquisition
Costs with respect to the Facilities.

     LOAN DOCUMENTS: Any and all agreements,
documents, certificates and instruments
executed by the Borrower and/or delivered by the Borrower to the Lender pursuant to and in connection with the Loan and this Agreement including, without limitation the Note, the Guaranty, the Security Documents and the Financing Statements, in each case as amended, supplemented, restated or otherwise modified from time to time in accordance with the provisions thereof.

     LOAN REQUEST: See Section 2.1(c).

     MANAGEMENT AGREEMENT: Any lease,
management agreement, joint venture agreement or other contract, agreement or arrangement, whether written or oral, pursuant to which the Borrower directly or indirectly provides management with respect to the Facilities or any of them.

     MATERIALLY ADVERSE EFFECT: Any
materially adverse effect on the condition, financial or otherwise, assets, properties, results of operations or business of the Borrower or any impairment of the ability of the Borrower to perform its obligations hereunder or under any of the other Loan
Documents or of the Lender to enforce any such obligations.

     MATURITY DATE: May 1, 2000, or such
earlier date on which the Loan may become due and payable pursuant to the terms hereof.

     MULTIEMPLOYER PLAN: Any "multiemployer
plan" within the meaning of Section 3(37) of ERISA.

     NET AVAILABLE CASH: For any period, the
amount by which gross cash receipts during such period for the Facilities, or any of them, howsoever derived (without limitation, including the proceeds of any Capital Event), exceed the sum of (i) reasonable operating expenses for the Facilities incurred and paid by the Borrower during such period and contained in the Budget for the Facilities, including, without limitation, fees under the Management Agreement in an amount not in the aggregate exceeding five percent of the gross operating income of the Facilities; plus (ii) reasonable net additions to reserves for payment of real estate taxes, insurance, capital improvements and other periodic liabilities with respect to the Facilities which are attributable to such period contained in the Budget for the Facilities;
plus (iii) payment by the Borrower of any scheduled amounts of principal, interest or fees due during such period with respect to Senior Indebtedness secured by a Lien on the Facilities, to the extent that the Loan is subordinate to such Indebtedness; plus (iv) payment of any scheduled amounts of interest on the Loan at the Pay Rate; plus (v) in the case such receipts are generated by the sale of any of the Facilities, reasonable brokerage fees and other reasonable closing costs in connection therewith, and payment of all Senior Indebtedness secured by a Lien upon the Facilities, as the case may be, or, in connection with the refinancing of such Indebtedness, after payment of any such Indebtedness and reasonable out-of-pocket costs and fees incurred by the Borrower.
Notwithstanding the foregoing, in calculating
Net Available Cash with respect to any
period, no deduction shall be made from gross cash receipts for non-cash charges against income such as depreciation and amortization of intangibles.

     NOTE: See Section 2.1.

     OBLIGATIONS:  All indebtedness,
obligations and liabilities of the Borrower to the Lender, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other Loan Document or in respect of the Loan or the Note or other instruments at any time evidencing any thereof.

     ORGANIZATION DOCUMENTS: The certificate
of incorporation and by-laws of the Borrower and all amendments thereto, or other constitutive documents of the Borrower.

     PAY RATE:  A rate of interest equal to
ten percent (10%) per annum.

     PREPAYMENT DATE: See Section 2.3.3.

     REQUIREMENT OF LAW: In respect of any
person or entity, any law, treaty, rule, regulation or determination of an arbitrator, court, or other Governmental Authority, in each case applicable to or binding upon such person or entity or affecting any of its property.

     SECURITY DOCUMENTS: The collateral
assignment of interests, in the form attached hereto as Exhibit B (together with any amendments, extensions, supplements or joinders as shall be satisfactory to the Lender), pursuant to which the Guarantor shall pledge and assign to the Lender all of the capital stock of the Borrower to secure the Guaranty in accordance with Section 3.1 hereof.

     SENIOR INDEBTEDNESS: All Indebtedness
outstanding for money borrowed by the
Borrower from any bank or other institutional lender not an Affiliate of the Borrower created or evidenced by notes, bonds, debentures or other similar instruments or by a loan agreement or agreements under which the indebtedness is reflected in a loan account and which Indebtedness arises from the Senior Loan (other than any such indebtedness which by the terms of the instrument creating or evidencing the same is expressly subordinated to or made pari passu with the Obligations).

     SENIOR LENDER: See Section 6.5.

     SENIOR LOAN: See Section 6.5.

     SENIOR NON-PAYMENT EVENT OF DEFAULT: A
default beyond any grace period provided with respect thereto under any Senior
Indebtedness, other than a Senior Payment
Event of Default.

     SENIOR PAYMENT EVENT OF DEFAULT: A
default beyond any grace period provided with respect thereto in the payment of principal or interest under any Senior Indebtedness.

     SUBORDINATED INDEBTEDNESS: The principal of and interest on all Indebtedness of the Borrower, now or hereafter issued or outstanding, which is expressly subordinated in right of payment to the Obligations by terms substantially identical in effect to the provisions contemplated under Section
2.4.

     SUBSIDIARY: (i) any present or future
entity at least a majority of the outstanding voting securities or other interest of which shall, at the time, be owned by the Borrower, by the Borrower and one or more Subsidiaries of the Borrower or by one or more
Subsidiaries of the Borrower, or (ii) any other entity which is otherwise controlled by the Borrower and one or more Subsidiaries of the Borrower, directly or indirectly. For purposes hereof, outstanding voting securities or other interest shall be deemed to be equity of any class or classes, however designated, having ordinary voting power for the election of the members of the board of directors or other governing body of such entity.

               2.  CREDIT FACILITY

     2.1. COMMITMENT TO LEND.

     (a) Upon the terms and subject to the
conditions of this Agreement, and provided that no Default or Event of Default shall have occurred and be continuing, the Lender agrees to make to the Borrower, a Loan in the amount of the Commitment, provided, however, that the outstanding principal amount of the Loan shall not exceed twenty-two percent
(22%) of the aggregate amount of the
Acquisition Costs.

     (b) The Borrower shall notify the Lender in writing, not later than 11:00 a.m. New
York time, on the Drawdown Date of the amount of the Loan being requested (a "Loan
Request"), which Loan Request shall include:
(i) the principal amount of the Loan
requested, and (ii) all instructions
necessary to allow the deposit on the
Drawdown Date of the Loan proceeds to the Borrower's account or to such account as the Borrower may direct. Subject to the Borrower's compliance with this Section 2.1, so long as the applicable conditions set forth in this Agreement under Section 6 hereof have been met, the Lender shall advance the amount specified in the Loan
Request to the account specified in the Loan
Request, in immediately available funds, not later than the close of business on the Drawdown Date.

     (c) The obligation of the Borrower to
repay to the Lender the principal amount of the Loan so requested, plus interest accrued thereon, shall be evidenced by a promissory note in the form of Exhibit C hereto
(hereinafter referred to as the "Note"), dated the Drawdown Date by the Borrower, in an original principal amount equal to the amount of the Commitment, such Note to be executed and delivered by the Borrower to the Lender or its registered assigns, in form and substance satisfactory to the Lender. Upon execution and delivery thereof, the Borrower shall inscribe in the Note the principal amount of the Note, where contemplated. The
Note shall be delivered by the Borrower to the Lender at the time of and with the Loan
Request of the Borrower. The Borrower shall deliver therewith all fully-executed Security
Documents required pursuant to Section 3. The
Borrower hereby authorizes the Lender, or its duly authorized agent, to endorse on the grid attached as Schedule A to the Note an appropriate notation evidencing the amount of each advance to the Borrower, which, in the absence of manifest error, shall be conclusive as to the outstanding principal amount of the Loan; provided, however, that the failure to make such notation shall not limit or otherwise affect the obligation of the Borrower to the Lender under this Agreement or the Note.

     (d)  Upon receipt by the Borrower of
evidence satisfactory to it of the loss, theft, destruction or mutilation of the Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon surrender and cancellation of such Note, if mutilated, the Borrower, upon reimbursement to it of all reasonable expenses incidental thereto, shall make and deliver to the Lender a new Note, of like tenor, in lieu of such Note. Any Note made and delivered in accordance with the provisions of this Section 2.1 shall be dated as of the date to which interest has been paid on the Note so replaced.

     2.2. INTEREST.

          2.2.1. ACCRUAL OF INTEREST. So long
as no Event of Default has occurred and is continuing, interest on the Loan shall accrue at a rate per annum which is equal to the Contract Rate, from the respective dates of borrowing thereof until final repayment in full of the Loan.

          2.2.2. SCHEDULED PAYMENTS. So long
as no Event of Default has occurred and is continuing, the Borrower shall pay interest accrued as aforesaid on the Loan at a rate per annum equal to the Pay Rate, such interest to be payable in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or such portion thereof during which the Loan is outstanding, commencing with the first such day following the Drawdown Date, or pursuant to the provisions of Section 2.3.1, if earlier.

          2.2.3. PAYMENT OF CONTRACT RATE
INTEREST. To the extent that interest on the Loan accrues at the Contract Rate and is not payable pursuant to Section 2.2.2 hereof, such interest shall be payable in arrears with respect to each calendar quarter or such portion thereof during which the Loan is outstanding (unless payable earlier pursuant to the provisions of Section 2.3.1) on the 30th day of the immediately succeeding calendar quarter, commencing with the first such day following the date hereof, in an amount calculated as one hundred percent
(100%) of Net Available Cash during such calendar quarter; provided, that any interest not paid as aforesaid shall cumulate and subsequently be payable together with all other interest payable under this Section
2.2.3. Notwithstanding the foregoing,
payments with respect to net proceeds of any Capital Event in all cases shall be applied, when received, to accrued interest on the Loan pursuant to this Section 2.2.3.

          2.2.4. DEFAULT INTEREST. While an
Event of Default is continuing with respect to the Loan, the Borrower shall pay interest on the Loan at a rate per annum which is equal to twenty percent (20%), such interest to be payable in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, commencing with the first such day following the date of the Event of Default, or pursuant to the provisions of Section 2.3.1, if earlier
(compounded monthly and payable on demand in respect of overdue amounts of such interest) until the principal amount of the Loan is paid in full or (as the case may be) such Event of Default has been cured or waived in writing by the Lender (after as well as before judgment).

          2.2.5. PAYMENTS AND COMPUTATIONS.
All computations of interest under this
Agreement and the Note shall be made on the basis of a year of 360 days consisting of twelve months of 30 days each. Whenever any payment under the Note shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     2.3. REPAYMENTS AND PREPAYMENTS.

          2.3.1. REPAYMENT OF LOAN. The
Borrower hereby agrees to pay to the Lender, upon the earlier to occur of (i) the Maturity
Date, and (ii) such date arising as a result of the operation of Section 9 of this Agreement, the entire outstanding principal amount of the Loan made to the Borrower, including all interest accrued thereon and any unpaid fees and expenses due to Lender from the Borrower in respect of the Loan. Amounts repaid prior to the Maturity Date pursuant to any provision of this Agreement may not be reborrowed. All payments made by the Borrower under this Agreement or the Note shall be made irrespective of, and without any reduction for, any set-off or counterclaims.

          2.3.2. MANDATORY PREPAYMENT OF
LOANS. The Borrower shall further pay to the Lender, in arrears with respect to each calendar quarter (unless payable earlier pursuant to the provisions of Section 2.3.1) on the 30th day of the immediately succeeding calendar quarter, commencing with the first calendar quarter after the date hereof, for application to the outstanding principal amount of the Loan made to the Borrower, all Net Available Cash (in each case after payment of all accrued interest payable hereunder at the Contract Rate), provided, that proceeds generated pursuant to any Capital Event shall be applied when received.

          2.3.3. VOLUNTARY PREPAYMENTS. The
Borrower may elect to prepay the outstanding principal of all or any part of the Loan in an aggregate minimum amount of $25,000 or a greater integral multiple of $25,000, in all cases without premium or penalty, upon written notice to the Lender given by 10:00 a.m. New York time at least five Business
Days prior to the date (the "Prepayment
Date"), to be specified therein, of such prepayment, of the amount to be prepaid and provided that each repayment or prepayment of principal of the Loan is accompanied by payment of the unpaid interest accrued to the Prepayment Date on the principal being repaid or prepaid and any unpaid fees and expenses due to Lender from the Borrower pursuant to this Agreement. Upon giving of notice of prepayment as aforesaid, such Loan or portion thereof so specified for prepayment, and all interest accrued to the Prepayment Date, and all unpaid fees and expenses due to Lender, shall, on the Prepayment Date, become due and payable, and the principal of the Loan or portion thereof so specified for prepayment shall be paid by the Borrower as aforesaid.
Amounts prepaid pursuant to this Section
2.3.3 may not be reborrowed.

          2.3.4. ADDITIONAL MANDATORY
PREPAYMENTS. If at any time the outstanding principal amount of the Loan shall exceed the lesser of (i) the Commitment, and (ii) twenty-two percent (22%) of the aggregate amount of the Acquisition Costs, the Borrower shall immediately pay the amount of such excess to the Lender for application to the Loan.

          2.3.5. LATE CHARGES. In the event
that any payment, including, without
limitation, interest and/or principal,
required to be made by the Borrower under this Agreement or the Note shall not be received by the Lender within ten days after the same shall become due and payable, the Lender may charge, and if so charged, such Borrower shall pay, a late charge equal to five cents for each dollar of such delinquent payment for the purpose of defraying the expense incident to the handling of such delinquent payment.

                  3.  COLLATERAL

     3.1. COLLATERAL SECURING LOANS.  The
Loan shall be guaranteed by the Guarantor pursuant to the Guaranty, which, in turn, shall be secured by a first priority security interest in all of the capital stock of the Borrower (which interests shall be pledged and assigned pursuant to the Security
Documents).

     3.2. SUBSEQUENT LOAN DOCUMENTS,
GUARANTORS AND COLLATERAL.  The parties
acknowledge and agree that each reference under this Agreement to the Guarantor shall refer to all stockholders of the Borrower both at the time of the Drawdown Date and at any time thereafter; and that each description of Collateral pledged by the Guarantor shall refer to all of the capital stock of the Borrower both at the time of delivery of the Guaranty and at any time thereafter. In the event that, subsequent to the Drawdown Date, any additional stockholder shall hold any interest in the capital stock of the Borrower, whether as a result of the assignment of interests or otherwise, the Borrower shall ensure that it shall within ten business days following such event join in the Guaranty, jointly and severally with all other parties obligated thereunder, as contemplated hereunder, secured as herein set forth; and in the event that, subsequent to delivery of the Guaranty, any additional interests shall meet the criteria of Collateral required to be pledged, whether through acquisition of such interests or otherwise, the Borrower shall ensure that within ten days the Guaranty shall be secured by such additional interest. Each joinder to the Guaranty or Security
Documents, or amendment to the Guaranty or any Security Documents, pursuant to this
Section 3.2 shall be in form and substance satisfactory to the Lender and be accompanied by such legal opinions, in form and substance reasonably satisfactory to the Lender, to the effect contemplated under Section 6.1 hereof, and such other documentation as shall be reasonably requested by the Lender.

     3.3. DELIVERY AND RECOGNITION OF
COLLATERAL. Upon each pledge of Collateral required hereunder, the Guarantor shall deliver to the Lender all share certificates representing the Collateral, duly endorsed in blank. The Borrower shall evidence its acknowledgment of any pledge of Collateral in the manner set forth in Annex 1 to the Security Documents, an original copy of which in each case shall be delivered by the Borrower to the Lender together with delivery of such Security Documents and an original copy of which shall be retained by the Borrower.

        4. REPRESENTATIONS AND WARRANTIES.

     4.1.  REPRESENTATIONS AND WARRANTIES OF
THE BORROWER. The Borrower represents and warrants to the Lender on the date hereof, that:

     4.1.1. ORGANIZATION; AUTHORIZATION. It
is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and is duly qualified and in good standing in every other jurisdiction where it is doing business, and has full corporate power and authority to own or hold under lease the assets and properties material to the operation of its business as now conducted and proposed to be conducted and to perform all its obligations under the agreements material to the operation of its business to which it is a party, including, without limitation, the Loan Documents. The copies of the Organization Documents of the Borrower which have been delivered to the Lender by the Borrower are complete and correct; and the Borrower does not have any Subsidiaries.

     4.1.2. LEGAL, VALID, BINDING
OBLIGATIONS. The execution and delivery by it of the Loan Documents to which it is a party, and each of them, the performance by it of its covenants and agreements under the Loan
Documents to which it is a party, and each of them, and the consummation by it of the transactions contemplated by the Loan
Documents to which it is a party, and each of them, have been duly authorized by all necessary corporate action. Upon execution and delivery thereof, each Loan Document, shall constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights generally as at the time in effect.

     4.1.3. CONFLICTS; CONSENTS. Neither the execution and delivery of the Loan Documents to which it is a party, nor any of them, by it, nor the consummation by it of the transactions contemplated in the Loan
Documents to which it is a party, nor any of them, nor the performance by it of its obligations and exercise of its rights under the Loan Documents to which it is a party, nor any of them, by it, will violate, be in conflict with or be prohibited or prevented by any provision of its Organization
Documents, or any Requirement of Law or any other law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any Governmental Authority binding upon it, or conflict with or result in any breach of or event of termination under any of the terms of, or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to, the terms of any contract or agreement to which it or by which it or any of its properties or assets is bound. Without limiting the generality of the foregoing, none of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds of the Loan) violates, shall violate or shall result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the
Board of Governors of the Federal Reserve
System. Without limiting the generality of the foregoing, all Consents required for the execution, delivery, performance of its obligations, and exercise of its rights under the Loan Documents to which it is a party, including borrowing under this Agreement, have been obtained and copies thereof have been furnished to the Lender.

     4.1.4. TITLE TO PROPERTIES; INSURANCE.
It has good, valid and marketable title to all its material properties and possesses all assets, including intellectual properties, franchises and Consents, adequate for the conduct of its business as now conducted or proposed to be conducted, subject only to Liens permitted hereunder, without known conflict with any rights of others. Without limiting the generality of the foregoing, contemporaneously with the advance of the Loan hereunder the Borrower will acquire all right, title and interest in and to the Facilities, in each case free and clear of all Liens, subject only to Liens permitted hereunder. No event has occurred, or, is alleged to have occurred, which constitutes or with lapse of time or giving of notice or both, would constitute a default under any contract, agreement, mortgage, or arrangement
(written or oral) to which the Borrower is a party or by which the Borrower or its assets or properties may be bound, which could, individually or in the aggregate, have a Materially Adverse Effect. The Borrower maintains insurance with financially responsible insurers covering: (i) all of its assets and properties, which, individually, or in the aggregate, are material to the Borrower's business or condition, and (ii) in each case the various material occurrences which may arise in connection with the operation of its business and operations.
Such policies are in full force and effect, all premiums due thereon have been paid, and the Borrower has complied in all material aspects with the provisions of such policies.
Such insurance is of such amounts and
coverage and with such deductibles as should be maintained in accordance with good business practice, is adequate and does not materially differ from insurance customarily maintained by companies in the same or similar businesses.

          4.1.5. LITIGATION. There is no
action, suit, proceeding, or claim, pending or, to the best of the knowledge of the Borrower, threatened, and no investigation by any Governmental Authority, pending or, to the best of the knowledge of the Borrower, threatened, against the Borrower, before any Governmental Authority, nor is there any outstanding order, writ, judgment, stipulation, injunction, decree, determination, award, or other order of any Governmental Authority against the Borrower, in each case, which would, if adversely determined, alone or together, have a Materially Adverse Effect.

          4.1.6. COMPLIANCE WITH AUTHORITY
DOCUMENTS; LAW; INFRINGEMENT. The Borrower is not in violation of (i) any Organization
Document, corporate minute or resolution, or
(ii) in a manner which, individually or in the aggregate, could have a Materially
Adverse Effect, any Requirement of Law,
including, without limitation, all applicable federal and state tax laws, ERISA and Environmental Laws. The Borrower is not directly or indirectly controlled by or acting on behalf of any party which is, an "investment company" within the meaning of
Section 3 of the Investment Company Act of
1940, as amended. The Borrower: (i) has not filed any notice under any Environmental Law or any other federal, state or local law, or regulation, indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment, nor (ii) has any liability, contingent or otherwise, under any such law or regulation in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, or the placement of any hazardous or toxic waste, substance or constituent, or other substance on property, now or formerly owned (in whole or in part) or leased by the Borrower or, except where such liability could not, individually, or in the aggregate, with respect to the Borrower, have a Materially Adverse Effect. The
Borrower has not generated, treated, stored or disposed of or placed any hazardous waste or substance in violation of any applicable law or regulation on any property owned (in whole or in part) or leased by the Borrower or on or into any waste disposal site owned or operated by a third party. All underground tanks on the properties owned or leased (in whole or in part) by the Borrower have been properly registered with or reported to the appropriate governmental agency or agencies, if required to be so registered or reported, and none of such tanks leak. The use by the Borrower of its assets and the conduct of its business does not, to the best of the knowledge of the Borrower, involve infringement or claimed infringement of any patent, trademark, servicemark, tradename, copyright, license or similar right.

          4.1.7. GUARANTY; PRIORITY OF LIENS.
The Guaranty and all Security Documents
required by this Agreement have been duly executed and delivered to the Lender, together with all documentation related thereto required under Articles III or VI.
Upon execution and delivery of the Security
Documents and the filing of the documents thereby required, the Lender shall, with respect to the Obligations, have first-priority perfected Liens on the
Collateral and there are no financing
statements, chattel mortgages, real estate mortgages or similar filings on record anywhere, or other arrangements, which conflict with such first-priority Liens of the Lender.

          4.1.8. FINANCIAL STATEMENTS.

               4.1.8.1 The Borrower is a
newly-formed entity and, except for
activities related to its organization, has not had any material operations and has not in any material respect conducted any business prior to the date hereof; and, except for its obligations pursuant to this Agreement and the Senior Indebtedness, the Borrower has no liabilities, whether accrued, absolute, contingent, or otherwise, whether due or to become due and whether the amount thereof is readily ascertainable or not, which, individually or in the aggregate, could have a Materially Adverse Effect.

               4.1.8.2 Without limiting the
generality of the foregoing, the Borrower has not: (i) declared, set aside or made any payment or distribution upon any Collateral,
(ii) directly or indirectly, purchased,
redeemed or otherwise acquired or disposed of any Collateral; (iii) incurred any liability or obligation under agreements or otherwise, except current liabilities entered into or incurred in the ordinary course of business consistent with past practice, and except for liabilities which, individually or in the aggregate, would not have a Materially
Adverse Effect; issued any notes or other debt securities or paid or discharged any outstanding indebtedness, or mortgaged, pledged or subjected to any Lien any of its material assets or properties, except as permitted under this Agreement in favor of the holders of the Senior Indebtedness; (iv) entered into any material transaction other than in the ordinary course of business consistent with general business practices of entities engaged in similar businesses, except in connection with the execution and performance of this Agreement and the transactions contemplated hereby (without limitation including the occurrence of a Capital Event); (v) suffered any damage, destruction, or loss to any of its assets or properties (whether or not covered by insurance), which damage, destruction or loss would have a Materially Adverse Effect; or
(vi) suffered any change which, individually or in the aggregate, could have a Materially
Adverse Effect.

          4.1.9. TAXES.  The Borrower has
filed or caused to be filed all federal, state, municipal, foreign and other tax returns, reports and declarations, or extensions therefor, required to be filed by it, so as to prevent any valid Lien on its assets or properties and has paid or shall pay all taxes which have been or shall become due with respect to the periods covered by said returns or pursuant to any assessment received by it in connection therewith. All assessments and charges (including penalties and interest, if any) related to periods, ended on or before the end of the Borrower's most recent fiscal year have been or will be paid by the Borrower, including any necessary adjustments with state and local tax authorities, and no deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof. Adequate provision has been made in the Financials heretofore or herewith delivered to the Lender for the payment of all then accrued and unpaid federal and other taxes of the Borrower, whether or not yet due and payable and whether or not disputed by the Borrower.

          4.1.10. EMPLOYEE BENEFIT PLANS. All
Benefit Plans and all Multiemployer Plans in which the employees of the Borrower participate comply in all material respects with all requirements of the Department of Labor and the Internal Revenue Service promulgated under ERISA and with all other applicable law. The Borrower has not taken or failed to take any action with respect to the Benefit Plans which might create any liability on the part of the

Borrower which, individually or in the
aggregate, could have a Materially Adverse
Effect. Each "fiduciary" (within the meaning of section 3(21)(A) of ERISA) as to each Benefit Plan and, to the best of the knowledge of the Borrower, as to each Multiemployer Plan, has complied in all material respects with the requirements of ERISA and all other applicable law in respect of each such Plan. In addition, as of the date hereof: (i) no Defined Benefit Plan or, to the best of the knowledge of the Borrower, any Multiemployer Plan, has incurred an "accumulated funding deficiency" (within the meaning of section 412(a) of the Code), whether or not waived; (ii) no "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan or, to the best of the knowledge of the Borrower, any Multiemployer Plan, there have been no terminations of any Defined Benefit Plan or, to the best of the knowledge of the Borrower, any Multiemployer
Plan, or any related trust, and no such
termination of any of the foregoing
reasonably can be expected to occur; (iii) no "prohibited transaction" (within the meaning of section 406 of ERISA or section 4975(c) of the Code) has occurred with respect to any Benefit Plan, or to the best of the knowledge of the Borrower, any Multiemployer Plan; (iv) the aggregate present value of accrued benefits of the Defined Benefit Plans is not more than the aggregate value of the assets of such plans, there has been no withdrawal liability incurred by the Borrower or any such Land Owner with respect to any Multiemployer Plans, and neither the Borrower nor any such Land Owner has withdrawn
(partially or totally within the meaning of ERISA) from any Multiemployer Plan; and (v) other than claims in the ordinary course for benefits with respect to any Benefit Plan, or, to the best of the knowledge of the Borrower, any Multiemployer Plan, there are no actions, suits, or claims pending with respect to any such plan or any circumstances known to the Borrower which might give rise to any such action, suit, or claims.

          4.1.11.  SENIOR LOANS. Each and
every representation and warranty of the Borrower made to the Senior Lender in connection with the Senior Loan, as amended from time to time as permitted hereunder (all of which are hereby incorporated by this reference herein), are true and correct.

                5. SUBORDINATION.

     5.1. SENIOR SUBORDINATION. The
Obligations of the Borrower shall be senior
Subordinated Indebtedness, ranking pari passu with all other Indebtedness of the Borrower now or hereafter outstanding which is expressly subordinated in respect of payment to the Senior Indebtedness of the Borrower by terms substantially identical in effect to the provisions of Section 5.2 hereof and to which all Subordinated Indebtedness of the Borrower, now or hereafter outstanding, is subordinated in right of payment.

     5.2. SUBORDINATION. (a) The Obligations
of Borrower are hereby expressly made
subordinate in right of payment, to the
extent set forth in the following
sub-paragraphs (i) and (ii), to the prior payment in full of the Senior Indebtedness of the Borrower:

          (i)  In the event of insolvency or
bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Borrower or to any of the property of the Borrower, or in the event of any proceedings for voluntary liquidation, dissolution, or other winding-up of the Borrower, whether or not involving insolvency or bankruptcy, then the holders of the Senior
Indebtedness of the Borrower shall be
entitled to receive payment in full of all principal of, and premium, if any, and interest on such Senior Indebtedness before the Lender shall be entitled to receive any payment on account of principal or interest on the Note issued by the Borrower, and to that end the holders of the Senior
Indebtedness of the Borrower shall be
entitled to receive for application in
payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of such Obligations.

          (ii) In the event that the Lender
shall have received written notice that any Senior Indebtedness of the Borrower has been declared due and payable prior to its stated maturity, by reason of the occurrence of an event of default thereunder (under circumstances in which the provisions of the foregoing sub-paragraph (i) are not applicable), then all principal of and premium, if any, and interest on the Senior
Indebtedness of the Borrower outstanding at the time of such declaration shall first be paid in full, before any payment on account of principal or interest is made upon the Note.

     (b)  Upon the happening of a Senior
Payment Event of Default (other than in
circumstances when the provisions of
Paragraph (a) immediately preceding are
applicable), then, unless and until such Senior Payment Event of Default shall have been remedied or waived or shall have ceased to exist, or the Senior Indebtedness shall have been paid in full, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of the Note, or as a sinking fund for the Note, or in respect of any redemption, retirement, purchase or other acquisition of the Note, during any period commencing on the date that any one or more of the holders of the Senior
Indebtedness shall have given written notice of such Senior Payment Event of Default to the Borrower and ending on the date 180 days after such notice shall have been given or, if later, the date on which any Judicial
Proceedings theretofore commenced shall no longer be pending in respect of such Senior
Payment Event of Default or are no longer pursued in good faith by the holder or holders of the Senior Indebtedness of the Borrower; provided, however, that, upon the expiration of any such period a subsequent such period shall not commence with respect to a Senior Payment Event of Default attributable to the same facts and circumstances that gave rise to such expired period until the 365th day after the last day of such expired period.

     (c)  During the continuance of any
Senior Non-Payment Event of Default (other than in circumstances in which the provisions of Paragraph (a) immediately preceding are applicable), unless and until such Senior
Non-Payment Event of Default shall have been remedied or waived or shall have ceased to exist, or the Senior Indebtedness shall have been paid in full, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of the Note, or as a sinking fund for such Note, or in respect of any redemption, retirement, purchase or other acquisition of the Note, during any period commencing on the date that any one or more of the holders of the Senior
Indebtedness shall have given written notice of such Senior Non-Payment Event of Default to the Borrower and ending on the date 90 days after such notice shall have been given, or, if later, the date on which any Judicial
Proceedings theretofore commenced shall no longer be pending in respect of such Senior
Non-Payment Event of Default or are no longer pursued in good faith by the holder or holders of the Senior
Indebtedness; provided, however, that upon the expiration of any such period a subsequent such period shall not commence with respect to a Senior Non-Payment Event of Default attributable to the same facts and circumstances that gave rise to such expired period until the 365th day after the last day of such expired period.

     (d)  If any payment or distribution of
any character, whether in cash, securities or other property, shall be received by the Lender in contravention of any of the terms of this Section 5.2 and before all the Senior
Indebtedness shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior
Indebtedness at the time outstanding in
accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. The Lender shall not take action inconsistent with the rights of the holders of any Senior
Indebtedness hereunder.

     5.3. SUBROGATION. Subject to the prior
payment in full of the Senior Indebtedness, the Lender shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of any kind or character, whether in cash or property or securities of the Borrower, applicable to the Senior Indebtedness, until the Obligations of the Borrower shall be paid in full, and no such payments or distributions to the Lender otherwise distributable in respect of the Senior Indebtedness shall, as between the Borrower, its creditors other than the holders of the Senior Indebtedness, and the Lender, be deemed to be a payment by such Borrower on account of the Note.

     5.4. UNCONDITIONAL OBLIGATION;
SUBORDINATION AGREEMENT .

     (a)  The provisions of this Section 5
are for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the Lender on the other hand, against Borrower, and its property; and nothing herein shall impair, as between the Borrower and the Lender, the obligation of the Borrower, which is unconditional and absolute, to pay to the Lender all Obligations of the Borrower in accordance with the terms and the provisions hereof; nor shall anything herein prevent the Lender from exercising all remedies otherwise permitted by applicable law or hereunder upon default under this Agreement, subject to the rights, if any, under this Section 5 of the holders of the Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the Lender.

     (b)  The parties acknowledge that,
contemporaneously with the advance of the Loan, the Lender shall enter into a Subordination and Standstill Agreement with the holder of the Senior Indebtedness, and that the provisions of such Agreement shall not be limited in any manner by the provisions of this Article V.

             6. CONDITIONS PRECEDENT.

     In addition to the making of the
foregoing representations and warranties and the delivery of the Loan Documents and such other documents and the taking of such actions as the Lender may reasonably require at or prior to the time of executing this Agreement, the obligations of the Lender hereunder including the obligation of Lender to advance the Loan contemplated by Article
II hereof, are subject to the satisfaction of the following conditions precedent prior to such advance to the Borrower hereunder, any or all of which may be waived by the Lender in its sole discretion, and each of which the Borrower hereby agrees to use its best efforts to satisfy:

     6.1. OPINION OF COUNSEL. The Lender
shall, prior to the Drawdown Date, have
received an opinion of counsel to the
Borrower, and to the Guarantor, in form and substance satisfactory to the Lender and its counsel, to the effect set forth in, respectively, Exhibits D-1 and D-2 annexed hereto.

     6.2. SATISFACTORY PROCEEDINGS. All
proceedings in connection with the
transactions contemplated hereby (including, without limitation, the Loan) shall be in form and substance satisfactory to the Lender, and the Lender shall have received from the Borrower its fully-executed Note, and the required Guaranty (completed to inscribe the name of the Guarantor and the Guarantor's notice information, where contemplated) and Security Documents
(completed to inscribe the name of the
Assignor [as defined in Exhibit B hereto] and such Assignor's notice information, where contemplated), each dated no later than the Drawdown Date, and the related Financing
Statements, together with any other Loan
Documents and all other information and
documents as the Lender may have reasonably requested.

     6.3. NO CHANGE OF LAWS. No change shall
have occurred in any law or regulation or in the interpretation thereof that in the reasonable opinion of the Lender would make it unlawful for the Lender to make the Loan.

     6.4. REPRESENTATIONS TRUE. Each of the
representations and warranties of the
Borrower to the Lender herein, in any of the other Loan Documents or any documents, certificate or other paper or notice in connection herewith shall be true and correct as of the time made or claimed to have been made and as of the time of the advance of the Loan with the same effect as though all such representations and warranties were made at and as of the time of such advance, and the Borrower shall have complied with all of its covenants contained in the Loan Documents;
there shall not exist any fact or
circumstance which constitutes a Default or Event of Default under the Loan Documents, or any of them, with respect to the Borrower;
and the Borrower shall have delivered to the Lender its certificate in form and substance satisfactory to the Lender with respect to the foregoing matters.

     6.5. SENIOR LOAN. An institutional
lender reasonably satisfactory to the Lender
(the "Senior Lender") shall have entered into final acquisition loan documents, reasonably satisfactory to the Lender, with respect to the Facilities, and each of them, and all conditions to the funding of loans thereunder shall have been satisfied. The loans to be provided pursuant to such acquisition loan facility shall be in a principal amount not less than seventy-eight percent (78%) of the amount of the Acquisition Costs (such acquisition loan facility is hereinafter referred to as the ["Senior Loan"]). On the Drawdown Date, the Senior Loan shall be in full force and effect and there shall not exist any fact or circumstance which constitutes, or, with notice or passage of time or otherwise would constitute, a default or breach under the Senior Loan.

     6.6. INITIAL BUDGET. The Lender shall
have confirmed the Initial Budget with
respect to the Loan.

     6.7. CERTIFIED AUTHORIZATION.  The
Lender shall have received a certificate from the Secretary of the Borrower in form and substance satisfactory to the Lender, with respect to the authorization by the Borrower of this Agreement and the other Loan
Documents and the consummation of the
transactions contemplated hereby and thereby, and stating that attached thereto is a true and complete copy of the Organization
Documents of the Borrower in the form
approved by the Lender (which approval shall not unreasonably have been withheld), and the documents evidencing the Senior Loan and the Management Agreement, and that none of the same have been modified and all are in full force and effect.

     6.8. LITIGATION. No action, suit or
proceeding against the Borrower relating to the consummation of any of the transactions contemplated by this Agreement or the other
Loan Documents nor any action of any
Governmental Authority seeking to delay or enjoin any such transactions shall be pending or, to the best of the Borrower's knowledge, threatened.

                  7. COVENANTS.

     7.1. AFFIRMATIVE COVENANTS. The Borrower agrees that, from and after the date hereof until the payment and satisfaction in full of all the Obligations, the Borrower will comply with its obligations as set forth throughout this Agreement and covenants and agrees that:

          7.1.1. PAYMENTS. The Borrower shall
punctually pay or cause to be paid the
principal of and interest on the Loan and any other fees and expenses due according to the terms hereof, of the Note and any other Loan
Documents.

          7.1.2. REPORTING REQUIREMENTS. The
Borrower shall furnish the Lender:

          (i)   as soon as available but in
any event within one hundred twenty (120) days after the close of each fiscal year, its unaudited Financials, for such fiscal year, consisting of an internally-generated balance sheet of the Borrower as of the end of such year and internally-generated statements of operations, cash flows and changes in stockholders' equity for such year (all in reasonable detail and with all appropriate notes and supporting schedules), certified by a senior officer of the Borrower as presenting fairly the financial condition of the Borrower, as of the dates and for the periods indicated and as having been prepared in accordance with GAAP consistently applied;

          (ii)  as soon as available but in
any event within forty-five (45) days after the end of each fiscal quarter its unaudited
Financials, for such quarter, consisting of an internally-generated balance sheet of the Borrower as of the end of such quarter and internally-generated statements of operations, cash flows and changes in stockholders' equity for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (all in reasonable detail and with all notes and supporting schedules), certified by a senior officer of the Borrower as presenting fairly the financial condition of the Borrower as of the dates and for the periods indicated and as having been prepared in accordance with GAAP consistently applied;

          (iii) together with the Borrower's
annual unaudited Financials, a certificate executed by a senior officer of the Borrower stating that no Default or Event of Default then exists hereunder (or identifying any such Default or Event of Default, the circumstances thereof and the steps being taken to remedy the same);

          (iv) together with each payment of
interest under Section 2.2.3, and with each prepayment of principal under Section 2.3.2, a statement setting forth in reasonable detail the basis for such payment (without limitation, specifying the amount of Net
Available Cash during the relevant period), accompanied by the certificate of a senior officer of the Borrower with respect to the accuracy and completeness thereof; and

          (v) promptly upon their becoming
available, copies of all financial
statements, reports, notices, proxy
statements and other communications sent by the Borrower to security holders or to the holder of any Senior Indebtedness, and such other information relevant to the financial condition, properties and operations of the Borrower as the Lender may from time to time reasonably request.

          7.1.3.  BUDGETS. Prior to the
Drawdown Date, the Borrower shall prepare and submit to the Lender the Initial Budget, which for purposes hereof shall be comprised of its five-year operating budget setting forth the Borrower's projection of its cash receipts, together with a detailed summary of its operating expenses in connection with the operation and ownership of the Facilities, including costs under or by virtue of any Management Agreement. The Borrower shall not incur any expenses other than those projected in such budget submitted by the Borrower to the Lender pursuant to this Section 7.1.3, as the same may be amended from time to time in accordance with the terms hereof, if such expenses would result in a material variance in Net Available Cash from the amounts set forth in the Initial Budget, unless the Lender's consent (which shall not unreasonably be withheld or delayed) to such variance shall have first been obtained. From time to time, the Borrower may submit to the Lender one or more supplements to or revisions of the Initial Budget which shall be deemed to amend the Initial Budget, subject to the consent of the Lender (which shall not unreasonably be withheld or delayed) if such supplement or revision would result in a material variance in Net
Available Cash from the amounts theretofore set forth.. Such budget, as may be supplemented or revised as aforesaid, is called herein the "Budget". The Borrower shall operate the Facilities in accordance with such Budget and the Senior Loan.

          7.1.4. BOOKS AND RECORDS. The
Borrower shall keep true and accurate books of account in accordance with GAAP, maintain its current fiscal year and shall permit the Lender or its designated representatives, upon reasonable prior notice, to inspect the Borrower's premises during normal business hours, to examine and be advised by the Borrower as to such or other business records upon the request of the Lender, to make copies thereof and take extracts therefrom and to permit the Lender's finance examiners to conduct periodic finance examinations, in each case subject to applicable confidentiality laws with respect to resident records.

          7.1.5. MAINTENANCE OF BUSINESS;
COMPLIANCE WITH LAW.   The Borrower shall:
(i) do or cause to be done all things
necessary or appropriate to preserve and keep in full force and effect its legal existence, rights and franchises, and use its best efforts to qualify as a foreign corporation entitled to do business in every jurisdiction wherein it is required to be so qualified, and maintain its business, its properties and its assets in good working order and condition so as to avoid any Materially
Adverse Effect, (ii) keep its business,
properties and assets adequately insured with sound and reputable insurers to the extent and against such risks (including fire and other risks commonly insured against by extended coverage) as should be maintained in accordance with good business practice, so as not materially to differ from insurance customarily maintained by companies in the same or similar businesses and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower, (iii) maintain its chief executive office in the United States, (iv) continue to engage in the same lines of business, and (v) comply with all Requirements of Law, including all
Environmental Laws and ERISA, and take all action with respect to each pension, profit-sharing, bonus incentive, welfare or other employee benefit plan within the meaning of Section 3(3) of ERISA in which its employees participate required by the
Department of Labor and the Internal Revenue
Service under said act and by all other
applicable law, in each case under this
clause (v) unless duly contested in good faith by appropriate proceedings in accordance with the provisions of the Senior
Loan.

          7.1.6. TAXES.  The Borrower shall
pay and discharge promptly, or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property, real, personal or mixed, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon its property), provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings, and, if required under GAAP, if the Borrower shall have set aside on its books reserves
(segregated to the extent required by sound accounting practice) reasonably deemed by it adequate with respect thereto.

          7.1.7. NOTICES. The Borrower shall
notify the Lender promptly in writing of (i) the occurrence of any Default or Event of Default hereunder, (ii) the occurrence of any default (including, without limitation, any default which is subject to cure under the terms thereof) under any Senior Indebtedness,
(iii) any noncompliance with ERISA or any Environmental Law or proceeding in respect thereof which could have a Materially Adverse
Effect with respect to it, (iv) any change of address, (v) any pending litigation or, to the extent the Borrower has knowledge of any threatened litigation, such threatened litigation, or similar proceeding affecting the Borrower, or any material change in any such litigation or proceeding previously reported, in each case which would reasonably be expected to have a Materially
Adverse Effect with respect to it, (vi)
claims against any assets or properties of the Borrower which could have a Materially
Adverse Effect with respect to it or any other circumstances or event which has had or is reasonably likely to have a Materially
Adverse Effect with respect to it, together with a specification of each of the foregoing under clauses (i) through (vi) immediately preceding and the steps if any being taken to remedy the same.

          7.1.8. USE OF PROCEEDS. The
Borrower shall use the proceeds of the Loan made to the Borrower solely to finance up to twenty-two percent (22%) of the Acquisition
Costs of the Facilities.

          7.1.9. COOPERATION. The Borrower
shall cooperate with the Lender, take such action, execute such documents, and provide such information as the Lender may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents.

          7.1.10. COMPLIANCE WITH OTHER
AGREEMENTS. The Borrower shall: (i) do or cause to be done all things necessary or appropriate to comply in all material respects with all of the terms and conditions of the Senior Loan or any Management
Agreement to which it is a party; and (ii) not amend, modify or alter any documents evidencing such Senior Loan, or waive any rights thereunder, in any manner which would, directly or indirectly, adversely affect the interests of the Lender; and (iii) not enter into any Management Agreement other than a Management Agreement with the Guarantor which provides for a management fee of no more than 5% of the gross operating income of the Facilities, or amend, modify or alter any Management Agreement or waive any rights thereunder, in any material respect or in any manner which would adversely affect the interests of the Lender; and (iv) not assign, subcontract, transfer, hypothecate or otherwise dispose of or encumber any interest in any of the agreements identified under this Section 7.1.10, in each case without the prior written approval of the Lender (which approval shall not unreasonably be withheld).

     7.2. NEGATIVE COVENANTS. The Borrower
agrees that, from and after the date hereof until the payment and satisfaction in full of all the Obligations:

          7.2.1. RESTRICTIONS ON
INDEBTEDNESS. The Borrower will not create, incur or assume or become obligated for any Indebtedness other than (i) Indebtedness to the Lender, (ii) the Senior Loan, (iii) unsecured Indebtedness to trade creditors, carriers, warehousemen, mechanics and materialmen (or Indebtedness to trade creditors secured by purchase money Liens or Indebtedness to carriers, warehousemen, mechanics and materialmen secured by Liens permitted by Section 7.2.2(iv)) constituting current liabilities of the Borrower incurred in the ordinary course of business, and not incurred through the borrowing of money or the obtaining of credit except credit on an open account customarily extended in the ordinary course of business, (iv)
Indebtedness in respect of taxes or other governmental charges contested in good faith and by appropriate proceedings and for which adequate reserves have been taken and set aside on the Borrower's books (segregated to the extent required by sound accounting practice); (v) Subordinated Indebtedness not included above with respect to which the Lender gives its written consent; (vi) unsecured loans from the Guarantor, fully subordinated pursuant to the Guaranty, the proceeds of which are used solely to pay costs related to the Facilities; and (vii) Indebtedness for leased or financed furniture, fixtures or equipment used in connection with the operation of the Facilities where the aggregate payments due thereunder do not exceed $200,000 during any fiscal year.

          7.2.2. PERMITTED LIENS. The
Borrower will not create, incur or allow any Liens on any of its property or assets except
(i) Liens securing taxes or other
governmental charges not yet due; (ii)
necessary deposits or pledges made in
connection with social security obligations;
(iii) Liens of carriers, warehousemen,
mechanics and materialmen as to obligations not yet due which, individually and in the aggregate, could not have a Materially
Adverse Effect; (iv) easements,
rights-of-way, zoning restrictions and
similar minor Liens which, individually and in the aggregate, do not have a Materially
Adverse Effect; (v) Liens on the Facilities securing the Senior Loan; and (vi) Liens on assets described under clause (vii) of
Section 7.2.1 hereof incurred in connection with the Indebtedness described thereunder.

          7.2.3. PERMITTED INVESTMENTS. The
Borrower will not make any investments other than investments in (i) marketable obligations of the United States maturing within one (1) year, (ii) certificates of deposit, bankers' acceptances and time and demand deposits at United States banks having total assets in excess of $1,000,000,000 or
(iii) such other investments as the Lender may from time to time approve in writing
(such approval not to be unreasonably
withheld or delayed).

          7.2.4. DISTRIBUTIONS. The Borrower
will not: (i) make any distributions to its stockholders or on or in respect of its capital or otherwise of any nature whatsoever; or (ii) exchange or expend in redemption or purchase of any of its capital or any interest in the Borrower, any cash or property; or (iii) make any loans, advances or extensions of credit to any Affiliate (or to any other person or entity except in the ordinary course of business); or (iv) guaranty, endorse or otherwise be or become contingently liable in connection with any amounts incurred by any Affiliate; or (v) enter into any transaction with any Affiliate except upon fair and reasonable terms no less favorable to the Borrower than the Borrower would obtain in a comparable arms-length transaction with a person not an Affiliate;
provided, however, that any transaction with any Affiliate entailing any management or similar fee with respect to the Facilities or the Borrower shall be subject to compliance with such standards regarding the effect thereof on Net Available Cash as shall have been agreed to by the Lender prior to effectuation of any such arrangement.

          7.2.5. MERGERS; DISPOSITION OF
ASSETS. The Borrower will not: (i) consummate any merger or sale-leaseback transaction unless the proceeds of any such sale and leaseback transaction are applied concurrently with such consummation to the satisfaction in full of the Obligations; or
(ii) effect any disposition of assets,
whether by sale, assignment, lease, transfer or otherwise, other than in the ordinary course; or (iii) purchase, lease or otherwise acquire assets other than in the ordinary course or as specifically permitted by Sections 7.2.1 or 7.2.2 hereof.

          7.2.6. SUBSIDIARIES. The Borrower
shall not create or hold any interest in any Subsidiary.

          7.2.7. CHANGE IN CIRCUMSTANCES;
CONFLICTS. The Borrower will not cause or permit a change in the nature of its business, or, in any material respect (except as may be required by GAAP) in its accounting principles or practices. The Borrower will not enter into any agreement containing any provisions that would be violated by the performance by the Borrower of its obligations under this Agreement, the
Borrower's Note or any other Loan Document.
The Borrower will not amend its Organization
Documents in any manner that is adverse to the interests of the Lender.

          7.2.8. TRANSFER OF INTERESTS. The
Borrower shall not recognize or permit or suffer the assignment of any shares of its capital stock or other interest therein, by operation of law or otherwise, except pursuant to the Security Documents, nor shall the Borrower create or permit or suffer the creation of any additional interest therein, or issue any shares of its capital stock, unless the intended assignee or holder thereof, as the case may be, shall have joined in the Guaranty and executed to the Lender the Security Documents in accordance with the provisions of Section 3.2 hereof.

           8. LIMITATIONS ON RECOURSE.

     Anything contained in this Agreement or
the Loan Documents, or in any governmental regulation, constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise notwithstanding, the Borrower hereby agrees that none of the members or managers past, present or future, of the Lender, nor any incorporator, manager, member, stockholder, officer or director of any predecessor or successor entity, shall be personally liable for any agreement or obligation of the Lender hereunder, all such liability being hereby waived and released.

       9. EVENTS OF DEFAULT; ACCELERATION.

     If any of the following events ("Events
of Default") shall occur:

     (a) the Borrower shall fail to pay when
due and payable any principal of the Loan when the same becomes due;

     (b) the Borrower shall fail to pay
interest on the Loan or any other sum due under any of the Loan Documents within five
(5) Business Days after the date on which the same shall have first become due and payable;

     (c) the Borrower shall fail to perform
any other term, covenant or agreement
contained in the Loan Documents within
fifteen (15) days after the Lender has given written notice of such failure to the Borrower or, if such failure is not reasonably capable of cure within such period, within 45 days after such notice
(provided the Borrower shall have initiated and is diligently pursuing action to cure such failure during and after such 15-day period);

     (d) any representation or warranty of
the Borrower or the Guarantor in the Loan
Documents or in any certificate or notice given in connection therewith shall have been false, incorrect or misleading in any material respect at the time made or deemed to have been made;

     (e) the Borrower shall be in default
(and shall not have cured such default within any applicable period of grace or cure): (x) under any agreement or agreements creating, securing or evidencing Indebtedness owing to the Lender or any Affiliates of the Lender, or (y) under any agreement or agreements evidencing any Senior Indebtedness, or evidencing any Indebtedness in excess of $200,000.00 in aggregate principal amount
(provided, however, that it shall not be an Event of Default hereunder in the event (I) such default under this clause (y) does not involve any payment under any Indebtedness described under this clause (y) and (II) the holder of such Indebtedness shall promptly have waived such default or breach and (III) the default or breach so waived is not reasonably likely to have a Materially
Adverse Effect;

     (f) any of the Loan Documents shall
cease to be in full force and effect, or the Guarantor shall purport that the Guaranty or Security Documents shall no longer relate to the Loan hereunder made;

     (g) the Borrower, or any stockholder of
the Borrower (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, consent to or be the subject of an order appointing, a trustee, liquidator or receiver of itself as to all or part of its assets, or assuming custody or control of such Borrower, (iv) shall commence, answer, approve or consent to, any case or proceeding under any bankruptcy, insolvency, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within 90 days following the commencement thereof, or (vi) shall be the subject of an order for relief in an involuntary case under Federal bankruptcy law if not stayed or dismissed within 90 days following the commencement thereof;

     (h) the Borrower shall be unable to pay
its debts as they mature;

     (i) there shall remain undischarged for
more than sixty (60) days any final judgment or execution action against the Borrower that, together with other outstanding claims and execution actions against the Borrower exceeds $200,000.00 in the aggregate;

     (j) if the Borrower shall be indicted
for any crime; or

     (k)  if any change, as a result of any
transaction or series of transactions, in the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Borrower, whether by contract or otherwise, shall occur;

     THEN, or at any time thereafter:

     (1) In the case of any Event of Default
under clause (g) or (h) (for any reason
whatsoever and whether such Event of Default shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any admini strative or governmental body), the entire unpaid principal amount of the Loan, all interest accrued and unpaid thereon, and all other amounts payable thereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower; and

     (2) In the case of any Event of Default
other than under clauses (g) or (h) (for any reason whatsoever and whether such Event of Default shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any admini strative or governmental body), the Lender may, by written notice to the Borrower, declare the unpaid principal amount of the Loan, all interest accrued and unpaid thereon, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and each of them.

     No remedy herein conferred upon the
Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise. In the case any one or more of the Events of Default shall have occurred and be continuing, the Lender may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Agreement, any Note or any other Loan Document, or the Lender may proceed to enforce the payment of all Obligations or to enforce any other legal or equitable right of the Lender. In the event an Event of Default shall have occurred and the Lender shall employ attorneys, or incur other costs and expenses for the collection of payments due or to become due, or for the enforcement or performance or observance of any obligation or agreement of any Borrower, such Borrower agrees that it will pay to the Lender, on demand, the reasonable fees of such attorney together with all other costs and expenses incurred by the Lender.

                10. MISCELLANEOUS.

     10.1. INDEMNIFICATION. The Borrower
agrees to indemnify and hold harmless the Lender and its officers, employees, affiliates, agents, and controlling persons from and against, and shall promptly reimburse such parties for, all claims, damages, liabilities and losses of every kind
(including, without limitation, reasonable counsel's fees) relating to or arising out of or in connection with the Loan Documents or the transactions contemplated thereby, including without limitation, against those in respect of the application of Environmental Laws to the Borrower, absent the gross negligence or willful misconduct of the Lender, not including liabilities of Lender for taxes based upon net income arising out of or in connection with the Loan
Documents.

     10.2. EXPENSES. The Borrower shall from
time to time pay to the Lender promptly on demand all reasonable out-of-pocket costs and expenses (including any taxes and reasonable legal and other professional fees and expenses and fees and expenses of its finance examiner) incurred by the Lender in connection with the preparation, negotiation, execution, amendment, administration or enforcement of any of the Loan Documents.

     10.3. NOTICES. All notices, requests or
instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by telecopy (or like transmission), as follows:

          (1)  if to the Borrower:

               3131 Elliott Avenue
               Suite 500
               Seattle, Washington 98121
               Attention: Raymond R.
Brandstrom

               Telecopy Number: (206) 301-
4500

               with a copy to:

               Randi Nathanson, Esq.
               The Nathanson Group
               1411 Fourth Avenue
               Suite 905
               Seattle, Washington 98101

               Telecopy Number: (206) 623-
1738

          (2)  if to the Lender:

               450 Park Avenue - Suite 2302
               New York, New York 10022
               Attention: Paul A. Biddelman

               Telecopy Number: (212) 223-
2425

               with a copy to:

                         Howard Kailes, Esq.
                         Krugman Chapnick &
     Grimshaw LLP
                         Park 80 West - Plaza
     Two
                         Saddle Brook, New
     Jersey  07663

               Telecopy Number: (201) 845-
9627


Any notice so addressed and mailed shall be deemed to be given five Business Days after deposit in the mails. Any notices addressed and otherwise delivered shall be deemed to be given when actually received by the addressee. Any of the above addresses or telecopy numbers may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

     10.4. REGISTRATION OF NOTES. The
Borrower shall keep at its principal
executive office a register for the
registration and registration of transfers of the Note. The name and address of each holder of the Note, each transfer thereof and the name and address of each transferee of the Note shall be registered in such register.
Upon surrender of any Note at the principal executive office of the Borrower for registration of transfer (duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of the Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of the
Note), the Borrower shall execute and
deliver, at its expense,
a new Note in exchange therefor, in an
aggregate principal amount equal to the
unpaid principal amount of the surrendered
Note, registered in the name of the
transferee.

     10.5. SUCCESSORS AND ASSIGNS. This
Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, but the Borrower may not assign its rights or obligations hereunder or under the other Loan Documents.

     10.6. AMENDMENTS. No modification,
amendment or waiver of any provision of, nor any consent required by, this Agreement, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Borrower and then such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances, except to the extent specifically required by the terms hereof.

     10.7. NO WAIVER. No failure or delay by
the Lender to insist upon the strict
performance of any term, condition, covenant or agreement of this Agreement or the other
Loan Documents, or to exercise any right, power or remedy hereunder or thereunder or consequent upon a breach hereof or thereof, shall constitute a waiver of any such term, condition covenant, agreement, right, power or remedy or of any such breach, or preclude the Lender from exercising any such right, power or remedy at any later time or times, nor shall any single or partial exercise of any right, power or remedy preclude any other right, power or remedy.

     10.8. SEVERABILITY; ENTIRE AGREEMENT.
(a) The provisions of this Agreement are severable and if any one provision hereof shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, such invalidity, illegality or unenforceability shall affect only such provision in such jurisdiction, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This
Agreement and the other Loan Documents,
together with all exhibits hereto and
thereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby and thereby.
This Agreement and any amendment hereto may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged.

     (b) Without limiting the generality of
the foregoing and notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Borrower shall not be obligated to pay, and the Lender shall not charge, reserve, collect or receive interest (which shall be calculated as the aggregate of all charges which constitute interest under applicable law) in excess of the maximum non-usurious interest rate, as in effect from time to time, which may be charged, reserved, received or collected by the Lender in connection with this Agreement or any Loan Document. During any period of time in which the interest rates specified herein exceed the maximum rate as aforesaid, interest shall accrue and be payable at such maximum rate; provided, however, that if the interest rate payable hereunder declines below the maximum rate as aforesaid, interest shall continue to accrue and be payable at such maximum rate until the interest that has been paid by the Borrower hereunder and under the other Loan
Documents equals the amount of interest that would have been paid if interest had at all times accrued and been payable at the applicable interest rate specified in this Agreement and the other Loan Documents. In the event that the Lender shall collect from the Borrower any amount which is deemed to constitute interest at a rate in excess of the maximum rate as aforesaid, all such excess amounts shall be credited to the payment of outstanding principal advanced to the Borrower pursuant to this Agreement and the other Loan Documents.

     10.9.  REMEDIES CUMULATIVE, ETC. No
right, power or remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power and remedy of the Lender pursuant to this Agreement, or the other Loan Documents, now or hereafter existing at law or in equity or by statute or otherwise shall, to the extent permitted by law, be cumulative and concurrent and shall be in addition to every other right, power or remedy pursuant to this Agreement, or the other Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies.

     10.10. GOVERNING LAW; WAIVER OF JURY
TRIAL. THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS SHALL BE CONSTRUED AS CONTRACTS
MADE AND TO BE PERFORMED UNDER THE LAWS OF
THE STATE OF NEW YORK AND SHALL BE
INTERPRETED IN ACCORDANCE THEREWITH AND
GOVERNED THEREBY. THE BORROWER AGREES THAT
ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE
LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS
OF THE STATE OF NEW YORK OR ANY FEDERAL COURT
SITTING THEREIN. THE BORROWER AND THE LENDER
EACH HEREBY WAIVE ITS RIGHT TO A JURY TRIAL
WITH RESPECT TO ANY ACTION ARISING DIRECTLY
OR INDIRECTLY IN CONNECTION WITH ANY LOAN
DOCUMENT. IT IS INTENDED THAT SAID WAIVER
SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS,
AND/OR COUNTERCLAIMS IN ANY ACTION OR
PROCEEDING.

     10.11. SURVIVAL OF REPRESENTATIONS.
Each representation, warranty, covenant and agreement of the parties hereto herein contained shall survive the execution hereof and the Loan, notwithstanding any investigation at any time made by or on behalf of any party hereto.

     10.12. ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement or the Note, it shall be done in accordance with GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement or the Note.

     10.13. CAPTIONS. The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

     10.14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


     *   *   *   *   *

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first above written.



HIGH YIELD PARTNERS LLC

                         By: Hanseatic
Corporation,

Managing Member

                         By: /s/ Paul A.
                    Biddelman

-------------------------------------
                         Name: Paul A.
Biddelman
                         Title: Treasurer

                         c/o Hanseatic
Corporation
                         450 Park Avenue -
Suite 2302
                         New York, New York
10022

                         Tel: (212) 832-3038
                         Fax: (212) 223-2425



                         EMERITUS PROPERTIES
V, INC.

                         By: /s/ Raymond R.
                    Brandstrom
                               --------------
-------------------------
                         Name: Raymond R.
                    Brandstrom
                         Title: President

                         Address:

                         3131 Elliott Avenue
                         Suite 500
                         Seattle, Washington
98121

                         Tel: (206) 298-2909
                         Fax: (206) 301-4500